AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment") is entered into as of October 31, 2016, by and among the Lenders identified on the signature pages hereof, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, "Agent"), THE MANITOWOC COMPANY, INC., a Wisconsin corporation ("Parent"), MANITOWOC CRANES, LLC, a Wisconsin limited liability company ("Cranes"), GROVE U.S. L.L.C., a Delaware limited liability company ("Grove"; Parent, Cranes and Grove are collectively, the "US Borrowers" and individually, a "US Borrower"), and MANITOWOC CRANE GROUP GERMANY GMBH, a German limited liability company (Gesellschaft mit beschränkter Haftung) ("German Borrower"; US Borrowers and German Borrower are collectively, the "Borrowers" and individually, a "Borrower").
WHEREAS, Borrowers, Agent, and Lenders are parties to that certain Credit Agreement dated as of March 3, 2016 (as amended, restated, supplemented or otherwise modified from time to time, including pursuant to this Amendment the "Credit Agreement");
WHEREAS, Borrowers have requested that Agent and Supermajority Lenders agree to amend the Credit Agreement in certain respects, and Borrowers, Agent and Supermajority Lenders have agreed to amend the Credit Agreement as set forth herein subject to the terms and conditions set forth herein;
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein (including in the recitals above) shall have the meanings ascribed to such terms in the Credit Agreement.
2.    Amendments. Subject to the satisfaction of the conditions to effectiveness set forth in Section 4 of this Amendment and in reliance upon the representations and warranties set forth in Section 5 of this Amendment, the Credit Agreement is hereby amended as follows:
(a)    Section 2.17(b) of the Credit Agreement is amended and restated in its entirety as follows:
(b)    On or before January 7, 2017 (or such later date as Agent may agree to in writing in its sole discretion), German Borrower shall, and shall cause each other German Loan Party to, (A) establish and maintain cash management services of a type and on terms reasonably satisfactory to Agent at one or more banks satisfactory to Agent and take reasonable steps to ensure that all account debtors of each German Loan Party forward payment of the amounts owed to such German Loan Party to a Collection Account in the name of such German Loan Party, and (B) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of its collections and proceeds of its Collateral into a Collection Account of such Loan Party subject to a Control Agreement in favor of Agent. Each Control Agreement shall provide, among other things, except to the extent otherwise agreed by Agent that (A) the applicable depository bank will comply with any instructions originated by Agent directing the disposition of the funds in such Collection Account without further consent by the applicable Loan Party, (B) the applicable depository bank waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim against the applicable Collection Account other than for payment of its service fees and other charges directly related to the administration of such Collection Account and for returned checks or other items of payment, and (C) upon the instruction of Agent (a "German Activation Instruction"), the applicable depository bank will forward by daily sweep all amounts in the applicable Collection Account to the Agent's German Account. Agent agrees not to issue a German Activation Instruction with respect to the Collection Accounts unless a German Cash Dominion Triggering Event has occurred and is continuing at the time the German Activation Instruction is issued. Agent agrees to use commercially reasonable efforts to rescind a German Activation Instruction at such time as there has been no German Cash Dominion Triggering Event for at least 45 consecutive days. In addition to the foregoing, at any time that German Revolving Loans are outstanding, German Borrower shall, from and after January 7, 2017 (or such later date as Agent may agree to in writing in its sole discretion) cause all funds received in each Collection Account of a German Loan Party to be swept to the applicable Agent's German Account for application to the German Obligations on a daily basis. On or before January 7, 2017 (or such later date as Agent may agree to in writing in its sole discretion), German Borrower shall cause each other Deposit Account of any German Loan Party (other than Collection Accounts that shall be subject to the requirements set forth above and other than Excluded Deposit Accounts) to be subject to a Control Agreement that, except as otherwise agreed by Agent, shall be subject to the same terms described above for Control Agreements with respect to Collection Accounts of German Loan Parties.
(b)    Section 2.17(c) of the Credit Agreement is amended by (i) inserting a reference to "or German Activation Instruction" after each reference to "Activation Instruction" set forth therein, and (ii) inserting a reference to "or Section 2.17(b), as applicable" following the reference to "Section 2.17(a)" set forth therein.
(c)    Section 8.2(a) of the Credit Agreement is amended by inserting a reference to "2.17" immediately prior to the reference to "3.6" set forth therein.
(d)    Schedule 1.1 to the Credit Agreement is amended by amending and restating the definition of the term "ARS Guaranty" set forth therein in its entirety as follows:
"ARS Guaranty" means that certain Amended and Restated Performance Guaranty, dated as of March 3, 2016, made by Parent in favor of Wells Fargo Bank, N.A., as purchaser and as agent under the ARS Facility Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
(e)    Schedule 1.1 to the Credit Agreement is amended by amending the definition of the term "Authorized Person" set forth therein by replacing the reference to "Schedule A-2" set forth therein with a reference to "Schedule A-3".

(f)    Schedule 1.1 to the Credit Agreement is amended by inserting the new defined term "Crane Manufacturing Transition" therein in its appropriate alphabetical order as follows:
"Crane Manufacturing Transition" means the relocation and consolidation of the US Borrowers' crane manufacturing operations (including office equipment related to such operations) from the real property owned by Cranes located at 2401 S. 30th St., Manitowoc, Wisconsin to the crane manufacturing locations owned by Grove located at 1565 Buchanan Trail East, Shady Grove, Pennsylvania, 2400 South 44th Street, Manitowoc, Wisconsin, and 1190 Mineral Springs Drive, Port Washington, Wisconsin.

(g)    Schedule 1.1 to the Credit Agreement is amended by amending and restating the definition of the term "EBIT" set forth therein in its entirety as follows:
"EBIT" means, with respect to any fiscal period, Consolidated Net Income for such period before deducting therefrom Consolidated Interest Expense for such period (to the extent deducted in arriving at Consolidated Net Income for such period) and provision for taxes based on income (including foreign withholding taxes imposed on interest or dividend payments and state single business, unitary or similar taxes imposed on net income) that were included in arriving at Consolidated Net Income for such period and without giving effect, without duplication, to (a) any extraordinary gains and any extraordinary losses (in each case as determined pursuant to generally accepted accounting principles as in effect in the United States prior to giving effect to Accounting Standards Update No. 2015-01, Income Statement—Extraordinary and Unusual Items (Subtopic 225-20), Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items) and other extraordinary non-cash charges or benefits, (b) any gains or charges arising out of prepayments of the Notes, (c) any gains or losses from sales of assets other than from sales of Inventory in the ordinary course of business, (d) fees, expenses and charges incurred or recorded in connection with the transactions contemplated by this Agreement, the other Loan Documents, and ARS Facility Documents (excluding, for the avoidance of doubt, the consummation of the Corporate Separation Plan, which shall instead be subject to clause (e) below), (e) fees, expenses and charges incurred or recorded in connection with the transactions contemplated by the Corporate Separation Plan in an aggregate amount not to exceed $40,000,000 during the term of this Agreement, (f) non-recurring cash charges permitted by this Agreement in connection with any restructuring, recapitalization, Investment, Permitted Acquisition or incurrence of Indebtedness (other than in connection with the Transactions); provided that the cash portion of such charges added back pursuant to this clause (f) shall not exceed $10,000,000 during any period of twelve consecutive months, (g) any non-cash charges attributable to the expensing of the grant of stock, stock options or other equity-based awards, (h) any non-cash charges attributable to asset impairments, write-offs and write-downs associated with any restructuring or the sale or discontinuance of assets, products, or business lines (other than those representing the accrual or reserve for a future cash expense, and excluding any such items associated with any Eligible Equipment, Eligible Inventory or Eligible Real Property (provided, that impairment charges made during the fiscal quarter ending September 30, 2016, December 31, 2016 or March 31, 2017 in

connection with the Crane Manufacturing Transition to Eligible Equipment, Eligible Inventory, or Eligible Real Property that was located at US Borrowers' crawler crane manufacturing location (or, in the case of Eligible Real Property, consisted of such location) in Manitowoc, Wisconsin prior to the Crane Manufacturing Transition in an aggregate amount not to exceed $20,000,000 shall not be excluded from this clause (h))), (i) any non-cash charges attributable to long-term incentive plan charges and employee benefit and pension plan charges (provided, however, that EBIT shall be reduced in any fiscal period by the amount of cash charges in excess of $2,500,000 in the aggregate paid during such period (excluding any such cash charges paid during 2016) in respect of incentive plans and employee benefit and pension plans that are not accounted for in the calculation of Consolidated Net Income), (j) restructuring and severance adjustments incurred or recorded during the period from January 1, 2016 through March 31, 2017 in an aggregate amount not to exceed $20,000,000, (k) any net Cost Savings incurred or recorded after the Closing Date (but not to exceed $15,000,000 in the aggregate for the period from the Closing Date through the first anniversary thereof) and projected by Parent to result from actions taken during such period that (i) are reasonably expected to be realized within twelve (12) months of the applicable action as set forth in reasonable detail on a certificate of a Senior Officer delivered to the Agent, (ii) are calculated on a basis consistent with GAAP and are, in each case, reasonably identifiable, factually supportable, and expected to have a continuing impact on the operations of Parent and its Subsidiaries and (iii) represent, when aggregated with any amounts added back pursuant to clause (f) above, less than 7.5% of EBITDA for such period (determined (1) prior to giving effect to any adjustment pursuant to clause (f) above and (2) net of the amount of actual benefits realized from such actions during such period from such actions), and (l) non-recurring non-cash charges or expenses (less, even if it results in a negative number, non-cash gains or income) deducted (or included) in the determination of Consolidated Net Income for the relevant period and for which no cash outlay (or cash receipt) is foreseeable in any subsequent period; provided that, with respect to this clause (l), if notwithstanding such foreseeability any such amount is paid in cash in a subsequent period, such amount shall be deducted from Consolidated Net Income to arrive at EBIT in such subsequent period; provided that EBIT shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by Parent or any Subsidiary, other than dispositions in the ordinary course of business.
(h)    Schedule 1.1 to the Credit Agreement is amended by amending and restating clause (c) of the definition of the term "Eligible Equipment" set forth therein in its entirety as follows:
(c)    it is in-transit (it being understood that, during the period from the First Amendment Closing Date through the earlier of (x) December 31, 2017 (or such later date as may be approved by the Agent in its sole discretion), and (y) the final completion of the Crane Manufacturing Transition, for purposes of calculating the US Fixed Asset Availability Amount, with respect to Equipment (excluding any Equipment that has been or is contemplated to be in-transit for more than 2 weeks, in which case the US Fixed Asset Availability and US Borrowing Base would be recalculated (in addition to the implementation of the reserve described below) to reflect such Equipment as not constituting Eligible Equipment while such Equipment is in-transit as described below) that is in-transit from the real property owned by Cranes located at 2401 S. 30th St., Manitowoc, Wisconsin to the crane manufacturing locations owned by Grove located at 1565 Buchanan Trail East, Shady Grove, Pennsylvania, 2400 South 44th Street, Manitowoc, Wisconsin, and 1190 Mineral Springs Drive, Port Washington, Wisconsin unless otherwise elected by Agent with written notice to the Borrowers, the US Fixed Asset Availability Amount and the US Borrowing Base shall be calculated to address such in-transit Equipment by virtue of Agent implementing a Reserve against the US Borrowing Base (and Borrowers hereby authorize Agent to implement such Reserve) in an amount estimated by Agent (it being understood that Agent may rely at its election on information provided by Borrowers to Agent for such purpose, and that without limitation of the related requirements set forth in the Amendment No. 1 to Credit Agreement dated as of the First Amendment Closing Date, Borrowers agree to provide such information upon Agent's request) to be 85% of the average daily Net Orderly Liquidation Value of such Equipment of the US Loan Parties that would otherwise constitute Eligible Equipment that is (or is expected to be) in-transit during the Crane Manufacturing Transition),
(i)    Schedule 1.1 to the Credit Agreement is amended by inserting a new defined term "First Amendment Closing Date" therein in its appropriate alphabetical order as follows:
"First Amendment Closing Date" means October 31, 2016.
(j)    Schedule 1.1 to the Credit Agreement is amended by inserting a new defined term "German Activation Instruction" therein in its appropriate alphabetical order as follows:
"German Activation Instruction" has the meaning specified therefor in Section 2.17(b).
(k)    Schedule 1.1 to the Credit Agreement is amended by inserting a new defined term "German Cash Dominion Triggering Event" therein in its appropriate alphabetical order as follows:
"German Cash Dominion Triggering Event" means (a) any date an Event of Default exists, (b) any date on which Availability with respect to the German Borrower Group is, and for a period of three consecutive Business Days (inclusive of such date) has been, less than the greater of 10% of the Aggregate Maximum Amount and $30,000,000, (c) any date on which Aggregate Excess Availability is, and for a period of three consecutive Business Days (inclusive of such date) has been, less than the greater of 10% of the German Maximum Revolver Amount and $7,500,000, or (d) any date that a Cash Dominion Triggering Event exists.

(l)    Schedule 1.1 to the Credit Agreement is amended by amending and restating clauses (p) and (r) of the definition of the term "Permitted Dispositions" set forth therein in their entirety as follows:
(p)    sales or dispositions of fixed assets (other than Eligible Real Property) not otherwise permitted in clauses (a) through (n) above so long as (i) no Default or

Event of Default then exists or would be caused thereby, (ii) such sale or disposition is at arm's length for fair market value and (iii) the aggregate fair market value of all fixed assets disposed of in any fiscal year (including the proposed disposition) would not exceed $5,000,000 (the "Disposition Cap"); provided, that if the actual aggregate fair market value of all assets disposed of in such fiscal year pursuant to this clause (p) is less than the Disposition Cap (such difference being the "Excess Amount"), 100% of such Excess Amount (the "Carry-Over Amount") may be carried over to the next succeeding fiscal year (the "Succeeding Fiscal Year"); provided, further, that the Carry-Over Amount applicable to a particular Succeeding Fiscal Year may not be used in that fiscal year until the full amount of the Disposition Cap is expended in such fiscal year, and the Carry-Over Amount applicable to a particular Succeeding Fiscal Year may not be carried forward to another fiscal year; provided, further, that subject to the satisfaction of the conditions described in clauses (i) and (ii) above, any sales or dispositions of additional fixed assets (other than Eligible Real Property) with an aggregate fair market value not to exceed $3,800,000 may be made during the Fiscal Year ending December 31, 2017 in connection with Crane Manufacturing Transition (it being understood that sales or dispositions made during such Fiscal Year shall first be deemed to have been made under this proviso, to the extent applicable, prior to being deemed to be made under the Disposition Cap (including the Carry-Over Amount available during such Fiscal Year);
(r)    the sale by Grove and Cranes of accounts receivable to the SPE pursuant to the ARS Purchase Agreement, and the sale by the SPE of such accounts to the ARS Agent pursuant to the ARS Facility Agreement, in each case unless Agent has provided written notice to Administrative Borrower after the occurrence of an Event of Default directing Loan Parties to cease selling accounts receivable to the SPE,
(m)    Schedule 1.1 to the Credit Agreement is amended by (i) amending the definition of the term "Permitted Dispositions" set forth therein by replacing the "." at the end of clause (s) thereof with ", or", and (ii) inserting a new clause (t) at the end thereof as follows:
(t)    the sale of the real property owned by Cranes located at 2401 S. 30th St., Manitowoc, Wisconsin so long as (i) no Eligible Equipment or Eligible Inventory remains on such real property after giving effect to such sale), (ii) no Default or Event of Default then exists or would be caused thereby, (iii) such sale is at arm's length for fair market value, and (iv) after giving pro forma effect to such sale (including the application of the Net Cash Proceeds thereof to the US Revolving Loans in accordance with Section 2.4(e)(vi) and Section 2.4(f)(iii) and the reduction of the US Fixed Asset Availability Amount by virtue of the reduction of the US Fixed Asset Sub-Line Amount by virtue of such real property ceasing to constitute Eligible Real Property and the reduction of the US Fixed Asset Sub-Line Amount by virtue of applications of prepayments pursuant to Section 2.4(f)(iii)), US ABL Excess Availability shall be not less than the greater of 5.25% of the Aggregate Maximum Amount and $15,750,000.

(n)    Schedule 1.1 to the Credit Agreement is amended by amending the definition of the term "US Fixed Asset Availability Amount" set forth therein by inserting a reference to "US" immediately prior to the reference to "Fixed Asset Sub-Line Amount" set forth therein.
(o)    Schedule 5.1 to the Credit Agreement is amended by replacing the reference to " as soon as available, but in any event within 30 days after the end of each month during each of Parent's fiscal years," set forth therein adjacent to clauses (a) and (b) thereof with a reference to " as soon as available, but in any event within (x) 30 days after the end of each month during each of Parent's fiscal years that is not the last month of a fiscal quarter of Parent, and (y) 45 days after the end of each month during each of Parent's fiscal years that is the last month of a fiscal quarter of Parent,".
(p)    Schedule 5.1 to the Credit Agreement is amended by replacing the reference to "Quarterly, within 30 days after the end of each of Parent's fiscal quarters," set forth therein adjacent to clause (e) thereof with a reference to "Quarterly, within 45 days after the end of each of Parent's fiscal quarters,".
(q)    Schedule A-3 to the Credit Agreement is amended and restated in its entirety as set forth on Schedule A-3 to this Amendment.
3.    Continuing Effect; Reaffirmation and Continuation. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby. Each Borrower hereby ratifies, affirms, acknowledges and agrees that as of the date hereof the Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of Borrowers, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Borrower in all respects.
4.    Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, each in form and substance acceptable to Agent:
(a)    Agent shall have received a copy of this Amendment in form and substance acceptable to Agent executed by Borrowers, Agent and Supermajority Lenders;
(b)    Agent shall have received a copy of the Consent and Reaffirmation attached hereto executed by each Guarantor; and
(c)    No Default or Event of Default shall have occurred and be continuing on the date hereof.

5.    Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Borrower hereby jointly and severally represent and warrant to Agent and Lenders on the date hereof that:
(a)    All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(b)    No Default or Event of Default has occurred and is continuing on the date of this Amendment; and
(c)    This Amendment, and the Credit Agreement as modified hereby, constitute legal, valid and binding obligations of each Borrower and are enforceable against each Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.
6.    Miscellaneous.
(a)    Expenses. Borrowers jointly and severally agree to pay on demand all Lender Group Expenses of Agent (including, without limitation, the fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as modified hereby.
(b)    Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York. The choice of law and venue, and jury trial waiver provisions set forth in Section 12 of the Credit Agreement are incorporated herein by reference and shall apply in all respects to this Amendment.
(c)    Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.
(d)    Loan Document. The parties hereto acknowledge and agree that this Amendment is a Loan Document.
7.    SPE Bank Account Listed on Schedules to US Security Agreement and Perfection Certificate. Borrowers have notified Agent and Lenders that Schedule 9 to the US

Security Agreement and Schedule 13 to the Perfection Certificate delivered by Borrowers on the Closing Date (the "Closing Perfection Certificate") incorrectly list Deposit Account number 4126129287 established with Wells Fargo Bank, N.A. (the "Subject Deposit Account") as a Deposit Account of Grove, when the Subject Deposit Account is actually a Deposit Account of the SPE (which is not a Loan Party). Borrowers, Agent and Lenders hereby acknowledge and agree that (a) Schedule 9 to the US Security Agreement and Schedule 13 to Closing Perfection Certificate are hereby deemed to be amended to delete the reference to the reference Subject Deposit Account therefrom, and (b) no Default or Event of Default shall be deemed to have occurred or be in existence by virtue of the inclusion of the Subject Deposit Account on such Schedule 9 to the US Security Agreement and Schedule 13 to the Closing Perfection Certificate on the Closing Date.
8.    Covenant to Deliver Amendment to German Account Pledge Agreement. In consideration of the agreements of Agent and Lenders set forth herein, Borrowers hereby agree to deliver to Agent within 30 days following the date hereof (or such later date as may be agreed by Agent in its sole discretion) a fully executed amendment to the Account Pledge Agreement dated as of the Closing Date by and between Agent and German Borrower in form and substance satisfactory to the Agent to reflect the amendments to the cash management requirements of the German Loan Parties affected by the revisions to Section 2.17(b) of the Credit Agreement effected by this Amendment as determined to be applicable by the Agent (and the Lenders authorize Agent to enter into such amendment to such Account Pledge Agreement). The failure of Borrowers to satisfy the covenant set forth in this Section 9 shall constitute an Event of Default under the Credit Agreement.
9.    Covenant to Deliver Information Regarding In-Transit Equipment During the Crane Manufacturing Transition. Concurrently with the delivery by Borrowers of a Borrowing Base Certificate as required by Schedule 5.2 of the Credit Agreement within 20 days after the end of the month ending October 31, 2016, Borrowers shall deliver a schedule or other information to Agent, in form and substance satisfactory to Agent, reflecting the Borrowers' contemplated timeline for moving the Equipment of Borrowers from the real property owned by Cranes located at 2401 S. 30th St., Manitowoc, Wisconsin in connection with the Crane Manufacturing Transition, along with indications of the average and peak amounts of Equipment that will be in-transit during the Crane Manufacturing Transition in order to permit Agent to calculate the Reserve contemplated by clause (c) of the definition of the term Eligible Equipment during the Crane Manufacturing Transition. Thereafter, until the completion of the Crane Manufacturing Transition, concurrently with the delivery by Borrowers of each subsequent Borrowing Base Certificate (unless Agent has elected with written notice to Borrowers pursuant to the parenthetical in clause (c) of the definition of the term Eligible Equipment that the US Borrowing Base and US Fixed Asset Availability shall no longer be calculated pursuant to such parenthetical), Borrowers shall deliver to Agent either (x) a written certification from an officer of a US Borrower that the most recent information provided by Borrowers to Agent with respect to the timeline and average daily amounts of Equipment that is in-transit in connection with the Crane Manufacturing Transition remains substantially accurate and that the existing Reserve maintained against the US Borrowing Base pursuant to clause (c) of the definition of the term Eligible Equipment continues to approximately reflect 85% of the average daily Net Orderly Liquidation Value of such in-transit Equipment of the US Loan Parties pursuant to the Crane Manufacturing Transition that would otherwise constitute Eligible Equipment, or (y) updated information in form and substance satisfactory to Agent regarding the status of the Crane Manufacturing Transition and then-current and subsequently contemplated average and peak amounts of Equipment that will be in-transit during the Crane Manufacturing Transition in order to permit Agent to recalculate the Reserve contemplated by clause (c) of the definition of the term Eligible Equipment during the Crane Manufacturing Transition.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

US BORROWERS:	THE MANITOWOC COMPANY, INC., a Wisconsin corporation
By: /s/ Louis F. Raymond
Name: Louis F. Raymond
Title: Vice President and Secretary

MANITOWOC CRANES, LLC, a Wisconsin limited liability company
By: /s/ Louis F. Raymond
Name: Louis F. Raymond
Title: Vice President and Secretary

GROVE U.S. L.L.C., a Delaware limited liability company
By: /s/ Louis F. Raymond
Name: Louis F. Raymond
Title: Vice President and Secretary

GERMAN BORROWER:	MANITOWOC CRANE GROUP GERMANY GMBH, a German limited liability company
By: /s/ Michael A. Reed
Name: Michael A. Reed
Title: Vice President Operations

Signature Page to Amendment No. 1 to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender
By: /s/ Ann Sasal
Name: Ann Sasal
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION (LONDON BRANCH), as a Lender
By: /s/ Tania Saldawha
Name: Tania Saldawha
Its Authorized Signatory

Signature Page to Amendment No. 1 to Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender
By: /s/ Kelly Omalley
Name: Kelly Omalley
Title: Authorized Officer

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as a Lender
By: /s/ Tim Jacob
Name: Tim Jacob
Title: Authorized Officer

Signature Page to Amendment No. 1 to Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender
By: /s/ Jerry Li
Name: Jerry Li
Title: Authorized Signatory

Signature Page to Amendment No. 1 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender
By: /s/ Bradley E. Handrich
Name: Bradley E. Handrich
Title: VP

BANK OF AMERICA, N.A. (acting through its London branch), as a Lender
By: /s/ Bradley E. Handrich
Name: Bradley E. Handrich
Title: VP

Signature Page to Amendment No. 1 to Credit Agreement

CONSENT AND REAFFIRMATION
Each undersigned Guarantor hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 1 to Credit Agreement (the "Amendment"; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amendment), (ii) consents to Borrowers' execution and delivery of the Amendment; (iii) agrees to be bound by the Amendment; (iv) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party except as expressly set forth therein; and (v) ratifies, affirms, acknowledges and agrees that each of the Loan Documents to which such Guarantor is a party represents the valid, enforceable and collectible obligations of such Guarantor, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other such Loan Document. Each Guarantor hereby agrees that the Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by such Guarantor in all respects. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that neither Agent nor any Lender has any obligation to inform any Guarantor of such matters in the future or to seek any Guarantor's acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.
[signature page follows]

Consent and Reaffirmation to Amendment No. 1 to Credit Agreement

MANITOWOC CRANE GROUP U.S. HOLDING, LLC

By: /s/ Louis F. Raymond
Name: Louis F. Raymond
Title: Vice President and Secretary
MANITOWOC CRANE COMPANIES, LLC

By: /s/ Louis F. Raymond
Name: Louis F. Raymond
Title: Vice President and Secretary
MANITOWOC RE-MANUFACTURING, LLC

By: /s/ Louis F. Raymond
Name: Louis F. Raymond
Title: Vice President and Secretary
MANITOWOC CP, INC.

By: /s/ Louis F. Raymond
Name: Louis F. Raymond
Title: Vice President and Secretary

MANITOWOC CRANE GROUP HOLDING
GERMANY GMBH

By: /s/ Corinne Pouyet
Name: Corinne Pouyet
Title: Managing Director

Consent and Reaffirmation to Amendment No. 1 to Credit Agreement

Schedule A-3
Authorized Persons
Louis Raymond
David Antoniuk
Chad Morley
Jessica Brault